EXHIBIT 32.1

     OFFICERS’ SECTION 1350 CERTIFICATIONS

The undersigned officer of New Concept Energy, Inc., a Nevada corporation (the “Company”) hereby certifies that:

(i)     The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(ii)     The information contained in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Date: May 13, 2009	/s/ Gene S. Bertcher
Gene S. Bertcher, Principal Executive
Officer, President and Chief Financial
Officer